Exhibit 10.1

Second Amendment to Amended and Restated Revolving Credit Agreement

This Second Amendment to Amended and Restated Revolving Credit Agreement (herein, the “Amendment”) is entered into as of May 1, 2012, by and among World Acceptance Corporation, a South Carolina corporation (the “Borrower”), the Lenders party hereto, Wells Fargo Bank, National Association, as successor Administrative Agent for the Lenders (the “Administrative Agent”), Wells Fargo Bank, National Association, as successor Collateral Agent for the Lenders (the “Collateral Agent”), BMO Harris Bank N.A., f/k/a Harris N.A., as resigning Collateral Agent (the “Prior Collateral Agent”), and Bank of Montreal, as resigning Administrative Agent for the Lenders (the “Prior Administrative Agent”).

Preliminary Statements

A.           The Borrower, the Lenders, and the Prior Administrative Agent are parties to a certain Amended and Restated Revolving Credit Agreement, dated as of September 17, 2010, as amended (the “Credit Agreement”).  All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

B.           The Borrower has requested that the Lenders agree to extend the Termination Date, increase the Revolving Credit Commitments, and make certain other amendments to the Credit Agreement, and the Lenders are willing to do so under the terms and conditions set forth in this Amendment.  In addition, Bank of Montreal is resigning as “Administrative Agent” and BMO Harris Bank N.A. is resigning as “Collateral Agent” under, and as defined in, the Credit Agreement and the related Loan Documents, and the parties have agreed to substitute Wells Fargo Bank, National Association, as successor Administrative Agent and Collateral Agent and, in connection therewith, to appoint Bank of Montreal as Documentation Agent.

Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.	Resignation and appointment of successor Administrative Agent and Collateral Agent; Appointment of Documentation Agent.

1.1.             Resignation and Appointment of Successor Administrative Agent.  Bank of Montreal is currently Administrative Agent for the Lenders under the Credit Agreement and the other Loan Documents.  Bank of Montreal is resigning as Administrative Agent under the Credit Agreement and the other Loan Documents, effective upon the satisfaction of the conditions precedent set forth in Section 3 below.  Each Lender hereby appoints Wells Fargo Bank, National Association as the successor Administrative Agent for all purposes of the Credit Agreement and the other Loan Documents, effective immediately (any prior written notice thereof required by Section 11.8 of the Credit Agreement being expressly waived by the parties hereto), and hereby authorizes Wells Fargo Bank, National Association, as the successor Administrative Agent, to take such action as the Administrative Agent on behalf of the Lenders and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto.  Wells Fargo Bank, National Association, hereby accepts its appointment as Administrative Agent under the Credit Agreement and the other Loan Documents.  All references in the Credit Agreement and the other Loan Documents, including any exhibits or schedules thereto, to Bank of Montreal as Administrative Agent shall from and after the Effective Date of this Amendment be deemed to be a reference to Wells Fargo Bank, National Association, as Administrative Agent.  The Borrower hereby consents to the appointment of Wells Fargo Bank, National Association, as the successor Administrative Agent for all purposes of the Credit Agreement and the other Loan Documents.  The Borrower shall pay to Wells Fargo Bank, National Association, as the successor Administrative Agent, for its own account an administrative agent’s fee as mutually agreed upon by the Borrower and Wells Fargo Bank, National Association, as the successor Administrative Agent.

1.2.            Resignation and Appointment of Successor Collateral Agent.  BMO Harris Bank N.A., f/k/a Harris N.A., is currently Collateral Agent for the Lenders under the Company Security Agreement, the Subsidiary Guaranty Agreement, the Subsidiary Security Agreement and the other Loan Documents.  BMO Harris Bank N.A. is resigning as Collateral Agent under the Company Security Agreement, the Subsidiary Guaranty Agreement, the Subsidiary Security Agreement, and the other Loan Documents, effective upon the satisfaction of the conditions precedent set forth in Section 3 below.  Each Lender hereby appoints Wells Fargo Bank, National Association, as the successor Collateral Agent for all purposes of the Company Security Agreement, the Subsidiary Guaranty Agreement, the Subsidiary Security Agreement, and the other Loan Documents, effective immediately (any prior written notice thereof required by the Company Security Agreement, the Subsidiary Guaranty Agreement, or the Subsidiary Security Agreement being expressly waived by the parties hereto), and hereby authorizes Wells Fargo Bank, National Association, as the successor Collateral Agent, to take such action as the Collateral Agent on behalf of the Lenders and to exercise such powers under the Company Security Agreement, the Subsidiary Guaranty Agreement, the Subsidiary Security Agreement, and the other Loan Documents as are delegated to the Collateral Agent by the terms thereof, together with such powers as are reasonably incidental thereto.  Wells Fargo Bank, National Association, hereby accepts its appointment as Collateral Agent under the Company Security Agreement, the Subsidiary Guaranty Agreement, the Subsidiary Security Agreement, and the other Loan Documents.  All references in the Company Security Agreement, the Subsidiary Guaranty Agreement, the Subsidiary Security Agreement, and the other Loan Documents, including any exhibits or schedules thereto, to BMO Harris Bank N.A. as Collateral Agent shall from and after the Effective Date of this Amendment be deemed to be a reference to Wells Fargo Bank, National Association, as Collateral Agent.  The Borrower and Restricted Subsidiaries party hereto hereby consent to the appointment of Wells Fargo Bank, National Association as the successor Collateral Agent for all purposes of the Company Security Agreement, the Subsidiary Guaranty Agreement, the Subsidiary Security Agreement, and the other Loan Documents.  The Borrower shall pay to Wells Fargo Bank, National Association, as the successor Collateral Agent, for its own account a collateral agent’s fee as mutually agreed upon by the Borrower and Wells Fargo Bank, National Association, as the successor Collateral Agent.

BMO Harris Bank N.A., as the resigning Collateral Agent, for the purpose of more fully and certainly vesting in and confirming to Wells Fargo Bank, National Association, as successor Collateral Agent the rights, powers, duties and obligations which the resigning Collateral Agent now holds under and by virtue of the Company Security Agreement, the Subsidiary Guaranty Agreement, the Subsidiary Security Agreement, and the other Loan Documents, hereby:

(a)        conveys, assigns, delegates and transfers to Wells Fargo Bank, National Association all of its rights, powers, duties and obligations as Collateral Agent under and pursuant to the Company Security Agreement, the Subsidiary Guaranty Agreement, the Subsidiary Security Agreement, and the other Loan Documents, and hereby assigns, transfers, and delivers to Wells Fargo Bank, National Association, as successor Collateral Agent, without representation or warranty, all the rights, property, assets, and moneys (if any) held by BMO Harris Bank N.A. as Collateral Agent under and pursuant to the Company Security Agreement, the Subsidiary Guaranty Agreement, the Subsidiary Security Agreement, and the other Loan Documents; and

(b)        agrees to execute, acknowledge and deliver such further instruments of conveyance and further assurances and to do such other acts as may reasonably be required for more fully and certainly vesting in and confirming to the successor Collateral Agent such rights, powers, duties and obligations upon the reasonable request of the successor Collateral Agent.  Without limiting the foregoing, (i) BMO Harris Bank N.A., as the resigning Collateral Agent, hereby authorizes Wells Fargo Bank, National Association, as the successor Collateral Agent, or its attorneys without obligation, at any time after the date hereof to file, at the Borrower’s sole cost and expense, any and all amendments to the existing UCC financing statements filed against the Borrower or any Restricted Subsidiary in favor of the resigning Collateral Agent pursuant to the Company Security Agreement, the Subsidiary Security Agreement, or any other Loan Document to reflect the assignment and assumption provided for herein, (ii) BMO Harris Bank N.A., as the resigning Collateral Agent, hereby agrees to deliver to Wells Fargo Bank, National Association, as the successor Collateral Agent, or its attorneys promptly after the date hereof all certificates evidencing Collateral now held by the resigning Collateral Agent, including the Subsidiary stock certificates listed on Exhibits to the Company Security Agreement and Subsidiary Security Agreement, and (iii) pursuant to Section 7(c) of that certain Deposit Account Control Agreement dated as of December 29, 2003, between TD Bank, NA, f/k/a Carolina First Bank (“Depositary Bank”), the Borrower, and the Prior Collateral Agent, BMO Harris Bank N.A., as the resigning Collateral Agent, will give notice not later than five (5) Business Days after the date hereof of the assignment and assumption hereby to the Depositary Bank.

1.3.             Notices.  From and after the date hereof, all notices to the Administrative Agent pursuant to Section 12.8 of the Credit Agreement and all notices to the Collateral Agent pursuant to Section 10.3 of the Company Security Agreement or Section 10.3 of the Subsidiary Security Agreement shall be delivered to:

Wells Fargo Bank, National Association
123 South Broad Street, 7th Floor
Philadelphia, Pennsylvania  19109
Attention:        William M. Laird, Senior Vice President
Telephone:      (215) 670-6100
Telecopy:        (215) 670 6120

1.4.            Documentation Agent.  Pursuant to Section 11.9 of the Credit Agreement, the Administrative Agent hereby designates Bank of Montreal as “documentation agent” for purposes of the Credit Agreement and the other Loan Documents.  The Borrower shall pay to Bank of Montreal, as Documentation Agent, for its own account a fee as mutually agreed upon by the Borrower and Bank of Montreal, as Documentation Agent.  The Documentation Agent shall have no rights, duties, responsibilities, obligations, liabilities, responsibilities or duties, except for those received, undertaken or incurred by the Documentation Agent in its capacity as a Lender.  No duty, responsibility, right or option granted to the Administrative Agent or the Collateral Agent is delegated or transferred, in whole or in part, to the Documentation Agent and no compensation payable to the Administrative Agent or the Collateral Agent shall be shared with, or paid to, the Documentation Agent.

Section 2.	Amendments.

Subject to the satisfaction of the conditions precedent set forth in Section 3 below, the Credit Agreement shall be and hereby is amended as follows:

2.1.               Sections 2.1 (Applicable Interest Rates), 2.2 (Minimum Borrowing Amounts), 2.3 (Borrowing Procedures), 2.4 (Interest Periods), 2.5 (Maturity of Loans), 2.6 (Prepayments), 2.7 (Default Rate) of the Credit Agreement shall each be amended and restated in its entirety to read as follows:

Section 2.1. Applicable Interest Rates. (a) In the absence of an Event of Default or Default hereunder, and prior to maturity, the outstanding balance of the Loans will bear interest at an annual rate at all times equal to the greater of (i) LIBOR Rate plus the Applicable Margin or (ii) 4.0%.

(b) Interest shall be payable monthly in arrears on the first (1st) day of each month commencing on the first such date after the first Borrowing hereunder and continuing until the Commitments are terminated and the Obligations are paid in full.  Unless otherwise required by Administrative Agent at any time and from time to time or the Borrower has otherwise paid or informed Administrative Agent that the Borrower will pay such amount in immediately available funds, the Borrower shall be deemed to have requested a Borrowing on the first (1st) day of each calendar month in an amount equal to accrued and unpaid interest and any other accrued but unpaid fees due and owing hereunder and such amount shall be added to the outstanding principal balance of the Obligations.  Interest as provided hereunder will be calculated on the basis of a three hundred sixty (360) day year and the actual number of days elapsed.  The rate of interest provided for hereunder is subject to increase or decrease when and as the LIBOR Rate increases or decreases in an amount corresponding to the change in the LIBOR Rate.  Any such change in the interest rate hereunder shall take effect the first (1st) day of the month following a change in the LIBOR Rate.

(c) Payments of interest and fees not received within ten (10) days of the date due, are subject to a late charge equal to Five Hundred Dollars ($500), which late charge shall be in addition to any charge, fee or interest otherwise payable hereunder.

Section 2.2.  Minimum Borrowing Amounts.   Each Borrowing of Loans shall be in an amount not less than $50,000.00 or any larger amount that is an integral multiple of $50,000.00.

Section 2.3.  Borrowing Procedures.

(a)The Borrower shall notify the Administrative Agent in writing not later than 12:00 Noon (Central time) on the date of each requested Borrowing, specifying the date and amount of the Borrowing.  Such notice shall be submitted via the Administrative Agent’s online automatic request system or in the form of the Request for Advance and shall be certified by the President or Treasurer (or such other authorized Person as the Borrower directs from time to time) of the Borrower .  Each request for a Borrowing pursuant to this Section 2.3 shall be irrevocable and binding on the Borrower.  Notwithstanding the obligation of the Borrower to send written confirmation of a Request for Advance, in the event that the Administrative Agent agrees to accept a Request for Advance made by telephone, such telephonic request shall be binding on the Borrower whether or not written confirmation is sent by the Borrower or requested by the Administrative Agent.  The Administrative Agent may act prior to the receipt of any requested written confirmation, without any liability whatsoever, based upon telephonic notice believed by the Administrative Agent in good faith to be from the Borrower or its agents.  The Administrative Agent’s records of the terms of any telephonic requests for Advances shall be conclusive on the Borrower in the absence of gross negligence or willful misconduct on the part of the Administrative Agent in connection therewith.

(b)The Administrative Agent shall give to each Lender prompt notice (but in no event later than 1:00 P.M. (Central time) on the date of the Administrative Agent’s receipt of notice from Borrower) of each Request for Advance by facsimile, telephone, e-mail or other form of transmission.  No later than 3:00 P.M. (Central time) on the date on which a Borrowing is requested to be made pursuant to the applicable Request for Advance, each Lender will make available to the Administrative Agent, in immediately available funds, its Commitment Percentage of such Borrowing requested to be made.  Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent its portion of the Borrowing to be made on such date, the Administrative Agent may assume that such Lender will make such amount available to the Administrative Agent as required above and the Administrative Agent may, in reliance upon such assumption, make available the amount of the Borrowing to be provided by such Lender.  Upon fulfillment of the conditions set forth in Sections 2.3(a) and 7.2 of this Agreement for such Borrowing, and as soon as practicable after receipt of funds from the Lenders (but in any event not later than 2:00 P.M. (Central time)) the Administrative Agent will make such funds as have been received from the Lenders available to the Borrower in the Designated Disbursement Account agreed to by the Administrative Agent and the Borrower.

(c)To administer the Loan in an efficient manner and to minimize the transfer of funds between the Administrative Agent and the Lenders, the Lenders hereby instruct the Administrative Agent, and the Administrative Agent may (in its sole discretion, without any obligation) (i) make available, on behalf of the Lenders, the full amount of all Borrowings requested by the Borrowers, without giving each Lender prior notice of the proposed Borrowing, of such Lender’s Commitment Percentage thereof and the other matters covered by the Request for Advance and (ii) if the Administrative Agent has made any such amounts available as provided in clause (i), upon repayment of the Loans by the Borrower, first apply such amounts repaid directly to the amounts made available by the Administrative Agent in accordance with clause (i) and not yet settled as described below.  If the Administrative Agent advances a Borrowing on behalf of the Lenders, as provided in the immediately preceding sentence, the amount of outstanding Loans and each Lender’s Commitment Percentage thereof shall be computed weekly rather than daily and shall be adjusted upward or downward on the basis of the amount of outstanding Loans as of 5:00 P.M. (Central time) on the Business Day immediately preceding the date of each computation; provided, however, that the Administrative Agent retains the absolute right at any time or from time to time to make the afore-described adjustments at intervals more frequent than weekly.  The Administrative Agent shall deliver to each of the Lenders at the end of each week, or such lesser period or periods as the Administrative Agent shall determine, a summary statement of the amount of outstanding Loans for such period (such week or lesser period or periods being hereafter referred to as a “Settlement Period”).  If the summary statement is sent by the Administrative Agent and received by the Lenders prior to 12:00 Noon  (Central time) on any Business Day each Lender shall make the transfers described in the next succeeding sentence no later than 3:00 P.M. (Central time) on the day such summary statement was sent; and if such summary statement is sent by the Administrative Agent and received by the Lenders after 12:00 Noon (Central time) on any Business Day, each Lender shall make such transfers no later than 3:00 P.M. (Central time) the next succeeding Business Day after such summary statement was sent.  If in any Settlement Period, the amount of a Lender’s Commitment Percentage of the Loans is in excess of the amount of Loans actually funded by such Lender, such Lender shall forthwith (but in no event later than the time set forth in the next preceding sentence) transfer to the Administrative Agent by wire transfer in immediately available funds the amount of such excess; and, on the other hand, if the amount of a Lender’s Commitment Percentage of the Loans in any Settlement Period is less than the amount of Loans actually funded by such Lender, the Administrative Agent shall forthwith transfer to such Lender by wire transfer in immediately available funds the amount of such difference.  The obligation of each Lender to transfer such funds shall be irrevocable and unconditional, without recourse to or warranty by the Administrative Agent and made without setoff or deduction of any kind.  Each of the Administrative Agent and the Lenders agree to mark their respective books and records at the end of each Settlement Period to show at all times the dollar amount of their respective Commitment Percentages of the outstanding Loans.  Because the Administrative Agent on behalf of the Lenders may be advancing and/or may be repaid Loans prior to the time when the Lenders will actually advance and/or be repaid Loans, interest with respect to Loans shall be allocated by the Administrative Agent to each Lender (including the Administrative Agent) in accordance with the amount of Loans actually advanced by and repaid to each Lender (including the Administrative Agent) during each Settlement Period and shall accrue from and including the date such Borrowing is advanced by the Administrative Agent to but excluding the date such Loans are repaid by the Borrower or actually settled by the applicable Lender as described in this Section 2.3(c).  All such Borrowings advanced by the Administrative Agent on behalf of the Lenders hereunder shall bear interest at the interest rate applicable hereunder for Loans.  Each Lender shall be entitled to earn interest at the then applicable rate of interest, calculated in accordance with Section 2.1 of this Agreement, on outstanding Loans which it has funded to the Administrative Agent from the date such Lender funded such Loans to, but excluding, the date on which such Lender is repaid with respect to such Loans.

(d)If the amounts described in subsection (b) or (c) of this Section 2.3 are not in fact made available to the Administrative Agent by a Defaulting Lender and the Administrative Agent has made such amount available to Borrower, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Defaulting Lender.  If such Defaulting Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately (but in no event later than two (2) Business Days after such demand) pay such corresponding amount to the Administrative Agent.  The Administrative Agent shall also be entitled to recover from such Defaulting Lender and the Borrower, (i) interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to either (A) if paid by such Defaulting Lender, the Federal Funds Rate or (B) if paid by the Borrower, the then applicable rate of interest, calculated in accordance with Section 2.1 of this Agreement, plus (ii) in each case, an amount equal to any costs (including reasonable legal expenses) and losses incurred as a result of the failure of such Defaulting Lender to provide such amount as provided in this Agreement.  Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder, including, without limitation, the right of the Borrowers to seek reimbursement from any Defaulting Lender for any amounts paid by the Borrower under clause (ii) above on account of such Defaulting Lender’s default.

(e)The failure of any Lender to make its portion of the Borrowing to be made by it as part of any advance shall not relieve any other Lender of its obligation, if any, hereunder to advance its portion of the Borrowing on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the portion of a Borrowing to be made by such other Lender on the date of any Borrowing.  The amounts payable by each Lender shall be a separate and independent obligation.

Section 2.4. Intentionally Deleted.

Section 2.5. Maturity of Loans.  Each Loan, both for principal and interest not sooner paid, shall mature and become due and payable by the Borrower on the Termination Date.

Section 2.6. Prepayments.

(a)Voluntary.  The Borrower shall have the privilege of prepaying without premium or penalty and in whole or in part (but, if in part, then in an amount not less than $50,000.00 or any greater amount that is an integral multiple of $50,000.00) the Loans at any time on any Business Day upon prior notice to the Administrative Agent (which shall advise each Lender thereof promptly thereafter) by no later than 12:00 noon (Central time) on the date of each prepayment of a Loan, such prepayment to be made by the payment of the principal amount to be prepaid and, in the case of any prepayment is accompanied by a termination of the Commitments, accrued interest thereon to the date fixed for prepayment.

(b)Mandatory.

(i)Concurrently with each reduction of the Commitments (whether voluntarily pursuant to Section 2.9 or otherwise), the Borrower shall prepay the Loans by the amount, if any, necessary so that the aggregate outstanding principal balance of the Loans shall not exceed the Commitments as so reduced, each such prepayment to be made by the payment of the principal amount to be prepaid and accrued interest thereon to the date fixed for prepayment.

(ii)The Borrower covenants and agrees that in the event that the outstanding principal amount of the Loans shall at any time and for any reason exceed the Available Borrowing Base as then determined and computed, the Borrower shall immediately upon the demand of the Administrative Agent or the Required Lenders pay over the amount of the excess to the Administrative Agent for the account of the Lenders as and for a mandatory prepayment on the Loans.

(c)Reborrowings.  Any amount paid or prepaid on the Loans on or before the Termination Date may, subject to the terms and conditions of this Agreement, be borrowed, repaid and borrowed again.

Section 2.7. Default Rate. From and after the Termination Date, or such earlier date as the outstanding principal balance of the Loans and other Obligations become due and payable by acceleration or otherwise, or at Administrative Agent’s option upon the occurrence of an Event of Default, (i) the Borrower hereby agrees to pay interest on the outstanding principal balance of the Loans and other Obligations and, to the extent permitted by law, overdue interest with respect thereto, at the rate of two percent (2.0%) per annum above the rate of interest otherwise applicable to the Loans.

2.2.              Clause (d) of the second paragraph of Section 3.4 (Place and Application of Payments) of the Credit Agreement shall be amended and restated in its entirety to read as follows:

(d)fourth, to the Administrative Agent and the Lenders (and, in the case of Bank Product Obligations and Hedging Liability, their Affiliates) ratably in accord with the amounts of any other indebtedness, obligations or liabilities of the Borrower or any Restricted Subsidiary owing to each of them and secured by the Collateral Documents (including, without limitation, Bank Product Obligations and Hedging Liability) unless and until all such indebtedness, obligations and liabilities have been fully paid and satisfied;

2.3.              Section 3.5 (Account Debit) of the Credit Agreement shall be amended and restated in its entirety to read as follows:

Section 3.5. Account Debit/Loan Account.  The Borrower hereby irrevocably authorizes the Administrative Agent to charge any of the Borrower’s deposit accounts maintained with the Administrative Agent for the amounts from time to time necessary to pay any then due Obligations; provided that the Borrower acknowledges and agrees that the Administrative Agent shall not be under an obligation to do so and the Administrative Agent shall not incur any liability to the Borrower or any other Person for the Administrative Agent’s failure to do so. The Borrower hereby also authorizes the Administrative Agent, from time to time without prior notice to the Borrower, to charge (i) on the first day of each month, all interest accrued during the prior month on the Loans hereunder, (ii) on the first day of each month, all fees accrued or chargeable pursuant to Section 3.1 of this Agreement, (iii) as and when due and payable, all other fees, costs and expenses payable hereunder or under any of the other Loan Documents, and (iv) as and when due and payable all other payment obligations payable under any Loan Document to Borrower’s loan account with the Administrative Agent, which amounts thereafter shall constitute Loans hereunder.

2.4.              Section 5.1 of the Credit Agreement (Definitions) shall be amended by (a) striking the definitions of “Adjusted LIBOR,” “Base Rate,” “Base Rate Loan,” “Eurodollar Loan,” “Eurodollar Margin,” “Eurodollar Reserve Percentage,” “Excess Borrowing Availability,” “Intercreditor Agreement,” “Interest Period,” “Second Lien Subordinated Debt,” “Senior Subordinated Convertible Notes,” “Senior Subordinated Convertible Notes Indenture,” and “Senior Subordinated Convertible Notes Offering Memorandum,” (b) adding in appropriate alphabetical order definitions of “Applicable Margin,” “Bank Products,” “Bank Product Obligations,” “Commitment Percentage,” and “Settlement Period” that shall read as set forth below and (c) amending and restating the definitions of “Available Borrowing Base,” “Borrowing,” “Business Day,” “Commitment,” “Federal Funds Rate,” “LIBOR,” “Loan,” “Obligations,” “Subordinated Debt,” “Termination Date,” and “Total Debt” in their entirety which shall hereafter read as set forth below:

“Applicable Margin” means 3.0% per annum.

“Available Borrowing Base” means, as of any time it is to be determined, the difference between (a) the Borrowing Base and (b) all Hedging Liability then outstanding.

“Bank Products” means each and any of the following bank products and services provided to the Borrower or any Restricted Subsidiary that is a party to the Subsidiary Guaranty Agreement by any Lender or any of its Affiliates: (a) credit cards for commercial customers (including, without limitation, “commercial credit cards” and purchasing cards), (b) stored value cards, and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Bank Product Obligations” of the Borrower and its Restricted Subsidiaries means any and all of their obligations, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Bank Products.

“Borrowing” means the total Loans requested by the Borrower on a single date.  Except as otherwise permitted by Section 2.3(c) hereof, Borrowings of Loans are made ratably from each of the Lenders according to their Commitment Percentages.

“Business Day” means any day except a Saturday, Sunday or other day on which national banks are authorized by law to close including, without limitation, United States federal government holidays.

“Commitment" means, as to any Lender, the obligation of such Lender to make Loans under the Revolving Credit in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1.1 attached hereto and made a part hereof, as such Commitments may be reduced or modified at any time or from time to time pursuant to the terms hereof (including, without limitation, Section 2.9 hereof).  The Borrower and the Lenders acknowledge and agree that the Commitments of the Lenders aggregate $483,000,000.00 as of May 1, 2012.

“Commitment Percentage” means, for each Lender, the percentage of the Commitments represented by such Lender’s Commitment or, if the Commitments have been terminated, the percentage held by such Lender of the aggregate principal amount of all Loans then outstanding (exclusive of non-ratable Loans made by the Administrative Agent under Section 2.3(c) hereof until settled among the Lenders).

“Federal Funds Rate” means the fluctuating interest rate per annum as determined by the Administrative Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the rates per annum quoted to the Administrative Agent at approximately 10:00 A.M. (Central time) (or as soon thereafter as is practicable) on such day (or, if such day is not a Business Day, on the immediately preceding Business Day) by two or more Federal funds brokers selected by the Administrative Agent for sale to the Administrative Agent at face value of Federal funds in the secondary market in an amount equal or comparable to the principal amount for which such rate is being determined.

“LIBOR Rate” means the greater of (a) 1.0% per annum or (b) one (1) month London Interbank Offered Rate for any day as found in the Wall Street Journal, Interactive Edition, or any successor edition or publication; provided any change in the LIBOR Rate during a calendar month that exists as of the last Business Day of a calendar month shall take effect for purposes of Section 2.1 of this Agreement on the first (1st) day of the immediately following month.

“Loan” means and includes advances made under the Revolving Credit.  From and after May 1, 2012, all references in this Agreement to any Base Rate Loan or Eurodollar Loan shall simply be deemed a reference to a Loan hereunder.

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all Bank Product Obligations (and the payment and performance of all agreements relating thereto), all Hedging Liability (and the payment and performance of all agreements relating thereto), all accrued and unpaid fees and all other obligations of the Borrower or any Restricted Subsidiary to the Lenders or any Lender or the Administrative Agent or the Collateral Agent arising under any of the Loan Documents, any agreement relating to Bank Product Obligations, or any agreement relating to Hedging Liability, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired.

“Request for Advance” shall mean a notice of borrowing substantially in the form of Exhibit A to this Agreement.

“Settlement Period” is defined in Section 2.3(c) hereof.

“Subordinated Debt” means all unsecured Indebtedness for Borrowed Money of the Borrower which (a) pursuant to its term matures on a date later than the Termination Date and (b) contains or has applicable thereto subordination provisions substantially in the form set forth in Exhibit D hereto or such other provisions as are approved in writing by the Required Lenders.

“Termination Date” means August 31, 2014, or such earlier date on which the Commitments are terminated in whole pursuant to Sections 2.9, 9.3 or 9.4 hereof.

“Total Debt” means, at any time the same is to be determined, the aggregated amount (without duplication) of all Indebtedness for Borrowed Money of the Borrower and its Restricted Subsidiaries, including, without limitation, the Senior Loans and all Subordinated Debt.

2.5.              Section 8.7 of the Credit Agreement (Consolidated Net Worth) shall be amended and restated in its entirety to read as follows:

Section 8.7. Consolidated Net Worth.  The Borrower will at all times keep and maintain Consolidated Net Worth at an amount not less than the Minimum Net Worth.  For purposes of this Section, “Minimum Net Worth” (a) for the fiscal quarter of the Borrower ending March 31, 2012, shall be $275,000,000 and (b) for each fiscal quarter thereafter shall be the sum of the Minimum Net Worth for the immediately preceding fiscal quarter plus 50% of Consolidated Net Income for such fiscal quarter (but without deduction in the case of any deficit in Consolidated Net Income for such fiscal quarter).

2.6.              Subsection (c) of Section 8.8 of the Credit Agreement (Excess Borrowing Availability) shall be amended and restated in its entirety to read as follows:

(c)Intentionally Deleted.

2.7.              Subsection (b) of Section 8.9 of the Credit Agreement (Permitted Indebtedness) shall be amended and restated in its entirety to read as follows:

(b)Intentionally deleted;

2.8.              Subsection (a) of Section 8.10 of the Credit Agreement (Limitations on Indebtedness) shall be amended and restated in its entirety to read as follows:

(a)The aggregate unpaid principal amount of Total Debt, on a consolidated basis, to exceed 300% of Consolidated Adjusted Net Worth; and

2.9.              Subsection (i) of Section 8.11 of the Credit Agreement (Limitation on Liens) shall be amended and restated in its entirety to read as follows:

(i)Intentionally deleted.

2.10.            Section 8.12 of the Credit Agreement (Subordinated Debt) shall be amended and restated in its entirety to read as follows:

Section 8.12. Subordinated Debt.  The Obligations shall at all times constitute “Senior Debt” or “Senior Indebtedness” (or words of like import) under any indenture, instrument, or agreement relating to any Subordinated Debt.  Except as otherwise specified below, the Borrower shall not (i) amend or modify any of the terms or conditions relating to Subordinated Debt, (ii) make any voluntary prepayment of Subordinated Debt or effect any voluntary redemption thereof, (iii) make any cash payments in connection with any conversion of any such Subordinated Debt, or (iv) make any payment on account of Subordinated Debt which is prohibited under the terms of any instrument or agreement subordinating the same to the Obligations.  Notwithstanding the foregoing, (x) with prior written notice to the Administrative Agent and the Lenders, the Borrower may agree to a decrease in the interest rate applicable thereto or to a deferral of repayment of any of the principal of or interest on the Subordinated Debt beyond the current due dates therefor or to any other amendment or modifications of any Subordinated Debt not adverse to the Lenders (other than amendments or modifications of the relevant subordination provisions thereof which requires the affirmative consent of the Required Lenders), and (y) with prior written notice to the Administrative Agent and the Lenders (which notice may be given the same day as the anticipated consummation of the transaction addressed in the notice), the Borrower may voluntarily prepay, redeem, or repurchase all or any part of outstanding Subordinated Debt if at the time of any such payment and after giving effect thereto no Default or Event of Default exists, which notice shall be accompanied by a duly executed officer's certificate (in form and substance acceptable to the Administrative Agent) certifying the amount of the Subordinated Debt to be voluntarily prepaid, redeemed, or repurchased, the payment or purchase price thereof, and that at the time of any such payment and after giving effect thereto no Default or Event of Default exists.

2.11.            Section 8.15 of the Credit Agreement (Guaranties) shall be amended and restated in its entirety to read as follows:

Section 8.15. Guaranties.  The Borrower will not and will not permit any Restricted Subsidiary to become or be liable in respect of any Guaranty except: (a) Guaranties of the Borrower which are limited in amount to a stated maximum dollar exposure and are permitted under Sections 8.9 and 8.10, and (b) the Subsidiary Guaranty Agreement.

2.12.            Section 8.16 of the Credit Agreement (Limitation on Restrictions) shall be amended and restated in its entirety to read as follows:

Section 8.16. Limitation on Restrictions.  Except as provided herein, the Borrower shall not and shall not permit any of its Restricted Subsidiaries directly or indirectly to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:  (1) pay dividends or make any other distribution on any of such Restricted Subsidiary’s capital stock or other equity interests owned by the Borrower or any Restricted Subsidiary of the Borrower; (2) pay any indebtedness owed to the Borrower or any other Restricted Subsidiary; (3) make loans or advances to the Borrower or any other Restricted Subsidiary; or (4) transfer any of its property or assets to the Borrower or any other Restricted Subsidiary.  The Borrower shall not enter into any indenture, instrument, or other agreement for Indebtedness for Borrowed Money which contains, or amend any terms of any such indenture, instrument, or agreement which would result in any such indenture, instrument, or agreement having, covenants or defaults more burdensome on the Borrower or any Restricted Subsidiary than the covenants and defaults provided for in this Agreement and the other Loan Documents.

2.13.            Subsection (f) of Section 8.18 of the Credit Agreement (Investments) shall be amended and restated in its entirety to read as follows:

(f)Intentionally deleted;

2.14.            The last paragraph of Section 8.20 of the Credit Agreement (Reports and Rights of Inspection) shall be amended and restated in its entirety to read as follows:

Without limiting the foregoing, the Borrower will permit the Administrative Agent, each Lender and the Collateral Agent (or such Persons as any Lender or the Collateral Agent may designate) to visit and inspect, any of the properties of the Borrower or any Subsidiary, to inspect any other Collateral, to examine all their books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees, and independent public accountants (and by this provision the Borrower authorizes said accountants to discuss with such Persons the finances and affairs of the Borrower and its Subsidiaries) all at such reasonable times and as often as may be reasonably requested.  Any visitation, inspection or discussion shall be at the sole cost and expense of the Borrower; provided, however, that prior to the occurrence of a Default or Event of Default, the Borrower shall bear only such costs and expenses of the Administrative Agent and/or the Collateral Agent and not more frequently than once per calendar year.

The Administrative Agent or the Collateral Agent shall promptly forward to each Lender, when complete, copies of any field audit, examination, or appraisal report prepared by or for the Administrative Agent or the Collateral Agent with respect to the Borrower or any Subsidiary or the Collateral (herein, “Reports”).  Each Lender hereby agrees that (a) it has requested a copy of each Report prepared by or on behalf of the Administrative Agent or the Collateral Agent; (b) neither the Administrative Agent nor the Collateral Agent (i) makes any representation or warranty, express or implied, as to the completeness or accuracy of any Report or any of the information contained therein or any inaccuracy or omission contained in or relating to a Report and (ii) shall be liable for any information contained in any Report; (c) the Reports are not comprehensive audits or examinations, and that any Person performing any field examination will inspect only specific information regarding the Borrower and its Subsidiaries and will rely significantly upon the books and records of Borrower and its Subsidiaries, as well as on representations of personnel of Borrower and its Subsidiaries, and that neither the Administrative Agent nor the Collateral Agent undertakes any obligation to update, correct or supplement the Reports; (d) it will keep all Reports confidential and strictly for its internal use, not share the Report with any other Person except as otherwise permitted pursuant to this Agreement; and (e) without limiting the generality of any other indemnification provision contained in this Agreement, it will pay and protect, and indemnify, defend, and hold the Administrative Agent and the Collateral Agent and any such other Person preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorney fees) incurred by as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender; provided that such indemnification shall not apply to any such claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorney fees) arising due to the gross negligence or willful misconduct of the Administrative Agent or the Collateral Agent.

2.15.            Section 11.13 of the Credit Agreement (Hedging Liability) shall be amended and restated in its entirety to read as follows:

Section 11.13. Bank Product Obligations and Hedging Liability.  By virtue of a Lender’s execution of this Agreement or an assignment agreement pursuant to Section 12.10 hereof, as the case may be, any Affiliate of such Lender with whom the Borrower or any Restricted Subsidiary has entered into an agreement creating Bank Product Obligations or Hedging Liability shall be deemed a Lender party hereto for purposes of any reference in a Loan Document to the parties for whom the Administrative Agent or the Collateral Agent is acting, it being understood and agreed that the rights and benefits of such Affiliate under the Loan Documents consist exclusively of such Affiliate’s right to share in payments and collections out of the Collateral and the Subsidiary Guaranty Agreement as more fully set forth in Section 3.4 hereof.  In connection with any such distribution of payments and collections, or any request for the release of the Subsidiary Guaranty Agreement and the Collateral Agent’s Liens in connection with the termination of the Commitments and the payment in full of the Obligations, the Administrative Agent and the Collateral Agent shall be entitled to assume no amounts are due to any Lender or its Affiliate with respect to any Bank Product Obligations or Hedging Liability unless such Lender has notified the Administrative Agent and the Collateral Agent in writing of the amount of any such liability owed to it or its Affiliate prior to such distribution or payment or release of Subsidiary Guaranty Agreement and Liens.

2.16.            Exhibits A (Notice of Borrowing), E (Borrowing Base Certificate) and F (Compliance Certificate) to the Credit Agreement shall each be amended and restated in its entirety to read as set forth on Exhibits A, E, and F, respectively, attached hereto and made a part hereof.  Exhibit B to the Credit Agreement (Notice of Continuation/Conversion) shall be deleted in its entirety.

2.17.            Schedule 1.1 of the Credit Agreement (Commitments) shall be amended and restated in its entirety to read as set forth on Schedule 1.1 attached hereto and made a part hereof.

Section 3.	Conditions Precedent.

The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent (the date on which the following conditions precedent have been satisfied being referred to herein as the “Effective Date”):

3.1.              The Borrower, the Lenders, Bank of Montreal, as resigning Administrative Agent, BMO Harris Bank N.A., as resigning Collateral Agent, and Wells Fargo Bank, National Association, as successor Administrative Agent and successor Collateral Agent, shall have executed and delivered this Amendment; and the Borrower shall have executed and delivered to the Administrative Agent (for delivery to the relevant Lenders) replacement Notes in the amount of the respective Commitments of the Lenders after giving effect to this Amendment.

3.2.              The Restricted Subsidiaries parties to the Subsidiary Guaranty Agreement shall have executed and delivered to the Administrative Agent their consent to this Amendment in the form set forth below.

3.3.              The Administrative Agent shall have received a payoff letter from the holder of the Second Lien Subordinated Debt and the Borrower evidencing the amount required to pay in full the Second Lien Subordinated Debt then outstanding and the termination of all commitments to extend credit to the Borrower thereunder, which payoff letter shall also provide for such holder’s agreement to release all guaranties and Liens upon receipt of the required payment (the Lenders hereby consent to the prepayment of the Second Lien Subordinated Debt as required by the Intercreditor Agreement referred to in the Credit Agreement prior to giving effect to this Amendment).

3.4.              The Borrower shall have provided a Request for Advance, accompanied by a direction to pay such proceeds to the holder of the Second Lien Subordinated Debt, in an amount sufficient to the pay in full the Second Lien Subordinated Debt then outstanding.

3.5.              The Borrower shall have executed and delivered to Wells Fargo Bank, National Association, as successor Administrative Agent and Collateral Agent, a replacement administrative and collateral agent’s letter and Designated Disbursement Account Certificate, each in form and substance acceptable to Wells Fargo Bank, National Association, and the Borrower shall have executed and delivered to Bank of Montreal, as Documentation Agent, a documentation agent’s letter, in form and substance acceptable to Bank of Montreal.

3.6.              The Borrower shall have paid to the Prior Administrative Agent for distribution to the Lenders all accrued but unpaid interest and commitment fees through the Effective Date of this Amendment. If any Eurodollar Loans are outstanding on such date, such Eurodollar Loans shall be deemed to be prepaid on such date and the Borrower shall pay any amounts owing to the Lenders pursuant to Section 2.10 of the Credit Agreement as if such Eurodollar Loans were prepaid.

3.7.              Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Administrative Agent and its counsel and the Documentation Agent and its counsel.

Upon the satisfaction of the conditions precedent set forth above on the Effective Date, all loans outstanding under the Credit Agreement shall remain outstanding as the initial Borrowing of Loans under this Agreement, and, in connection therewith, the Borrower shall be deemed to have prepaid all outstanding Eurodollar Loans on the Effective Date and shall pay to each Lender any compensation due such Lender under Section 2.10 of the Credit Agreement as a result thereof.  On the Effective Date, the Lenders each agree to make such purchases and sales of interests in the outstanding Loans between themselves so that each Lender is then holding its relevant pro rata share of outstanding Loans based on their Commitments as in effect after giving effect hereto.  Such purchases and sales shall be arranged through the Administrative Agent and each Lender hereby agrees to execute such further instruments and documents, if any, as the Administrative Agent may reasonably request in connection therewith.  Promptly following the Effective Date, each Lender shall return to the Borrower the existing Revolving Credit Note issued to such Lender marked “Replaced by Revolving Credit Note dated as of May 1, 2012” or words of like import (with copies to the Administrative Agent).

Section 4.	Representations.

In order to induce the Lenders to execute and deliver this Amendment, the Borrower hereby represents to the Administrative Agent, the Collateral Agent, and the Lenders that as of the date hereof, after giving effect to the amendments set forth in Section 1 above, (a) the representations and warranties set forth in Section 6 of the Credit Agreement and in the other Loan Documents are and shall be and remain true and correct (except that the representations contained in Section 6.6 shall be deemed to refer to the most recent financial statements of the Borrower delivered to the Agent) and (b) the Borrower and the Guarantors are in compliance with the terms and conditions of the Credit Agreement and the other Loan Documents and no Default or Event of Default exists or shall result after giving effect to this Amendment.  The Borrower further represents to the Administrative Agent, the Collateral Agent, and the Lenders that all Second Lien Subordinated Debt is being fully paid and satisfied out of the Borrowing to be made on the Effective Date of this Amendment and all Senior Subordinated Convertible Notes have previously been fully paid and satisfied.

Section 5.	Miscellaneous.

5.1.              Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms.  Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

5.2.              The Borrower heretofore executed and delivered, among other things, the Company Security Agreement and hereby acknowledges and agrees that the security interests and liens created and provided for therein secure the payment and performance of the Obligations under the Credit Agreement as amended hereby, which are entitled to all of the benefits and privileges set forth therein.  Without limiting the foregoing, the Borrower acknowledges that the “Secured Indebtedness” as defined in, and secured by the Collateral pursuant to, the Company Security Agreement shall be deemed amended to include all “Obligations” as defined in the Credit Agreement as amended hereby.

5.3.              The Borrower agrees to pay on demand all costs and expenses of or incurred by the Administrative Agent and the Documentation Agent in connection with the negotiation, preparation, execution and delivery of this Amendment and the other instruments and documents to be executed and delivered in connection herewith, including the fees and expenses of counsel for the Administrative Agent and the Documentation Agent.

5.4.              This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement.  Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original.  Delivery of a counterpart hereof by facsimile transmission or by e-mail transmission of an Adobe Portable Document Format File (also known as an “PDF” file) shall be effective as delivery of a manually executed counterpart hereof.  This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Illinois (without regard to principles of conflicts of laws).

[Signature Page to Follow]

This Second Amendment to Amended and Restated Revolving Credit Agreement is entered into as of the date and year first above written.

World Acceptance Corporation

By	/S/
A. Alexander McLean III, Chief Executive Officer

Accepted and agreed to.

Wells fargo Bank, National Association, as successor in interest to Wells
Fargo Preferred Capital, Inc., individually as a Lender and as successor
Administrative Agent and successor Collateral Agent

By	/S/
William M. Laird, Senior Vice President

Bank of Montreal, individually as a Lender and as Documentation Agent and as resigning Administrative Agent

By	/S/
Michael S. Cameli, Director

BMO Harris Bank N.A., as resigning Collateral Agent

By	/S/
Michael S. Cameli, Director

[Signature Page to Second Amendment to Amended and Restated Revolving Credit Agreement]

Bank of America, N.A.

By	/S/
Bruce Jenks, Vice President

Capital One, National Association

By	/S/
Beverly Abrahams, Senior Vice President

TD Bank, NA

By	/S/
Michael B. Cooper, Vice President

Branch Banking and Trust Company

By	/S/
Stuart M. Jones, Senior Vice President

Texas Capital Bank, National Association

By	/S/
Stephanie Hopkins, Senior Vice President

First Tennessee Bank National Association

By	/S/
Daniel McCarthy, Vice President

[Signature Page to Second Amendment to Amended and Restated Revolving Credit Agreement]

Acknowledgement and Consent

Each of the undersigned is a Restricted Subsidiary of World Acceptance Corporation who has executed and delivered to the Collateral Agent, the Administrative Agent, and the Lenders the Subsidiary Guaranty Agreement and the Subsidiary Security Agreement.  Each of the undersigned hereby acknowledges and consents to the Second Amendment to Amended and Restated Revolving Credit Agreement set forth above and confirms that the Loan Documents executed by it, and all of its obligations thereunder, remain in full force and effect, and that the security interests and liens created and provided for therein continue to secure the payment and performance of the Obligations of the Borrower under the Credit Agreement after giving effect to the Amendment.  Without limiting the foregoing, each of the undersigned acknowledges that (a) the “Secured Indebtedness” as defined in, and secured by the Collateral pursuant to, the Subsidiary Security Agreement shall be deemed amended to include all “Obligations” as defined in the Credit Agreement as amended by the Second Amendment to Amended and Restated Revolving Credit Agreement set forth above and (b) the “Guaranteed Indebtedness” as defined in the Subsidiary Guaranty Agreement shall be deemed amended to include all “Obligations” as defined in the Credit Agreement as amended by the Second Amendment to Amended and Restated Revolving Credit Agreement set forth above.

[Signature Page to Acknowledgement and Consent to Follow]

Each of the undersigned acknowledges that the Collateral Agent, the Administrative Agent, and the Lenders are relying on the foregoing in entering into the Second Amendment to Amended and Restated Revolving Credit Agreement set forth above.

Dated as of May 1, 2012.

World Acceptance Corporation of Alabama
World Acceptance Corporation of Missouri
World Finance Corporation of Georgia
World Finance Corporation of Louisiana
World Acceptance Corporation of Oklahoma, Inc.
World Finance Corporation of South Carolina
World Finance Corporation of Tennessee
WFC of South Carolina, Inc.
World Finance Corporation of Illinois
World Finance Corporation of New Mexico
World Finance Corporation of Kentucky
World Finance Corporation of Colorado
World Finance Corporation of Wisconsin
WFC Services, Inc.
World Finance Corporation of Texas

By	/S/
A. Alexander McLean III, its Chief Executive Officer

WFC Limited Partnership

By	WFC of South Carolina, Inc., as sole general partner

By	/S/
A. Alexander McLean III, its Chief Executive Officer

[Signature Page to Second Amendment to Amended and Restated Revolving Credit Agreement]

Exhibit A
Notice of Borrowing

Date:  ___________________

To:
Wells Fargo Bank, National Association, as Administrative Agent for the Lenders party to the Amended and Restated Revolving Credit Agreement dated as of September 17, 2010 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), among World Acceptance Corporation, certain financial institutions party thereto as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent

Ladies and Gentlemen:

The undersigned, World Acceptance Corporation (the “Borrower”), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.3 of the Credit Agreement, of the Borrowing specified below:

1.          The Business Day of the proposed Borrowing is ___________, ____.

2.          The aggregate amount of the proposed Borrowing is $______________.

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

(a)        the representations and warranties of the Borrower contained in Section 6 of the Credit Agreement are true and correct as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date); and

(b)        no Default or Event of Default has occurred and is continuing or would result from such proposed Borrowing.

World Acceptance Corporation

By
Name
Title

Exhibit E

World Acceptance Corporation
Borrowing Base Certificate

To:	Wells Fargo Bank, National Association, as Administrative Agent under, and the Lenders parties to, the Credit Agreement described below

Pursuant to the terms of the Amended and Restated Credit Agreement dated as of September 17, 2010, among us (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), we submit this Borrowing Base Certificate to you and certify that the information set forth below and on any attachments to this Certificate is true, correct and complete as of the date of this Certificate.

Total Company
1) Gross Finance Receivable (U.S. Only)
2)Ineligibles:
Affiliate Receivables	$
Shareholder/Employee Receivables	$
Government Receivables	$
Bankruptcy, insolvency, assignment for benefit of creditors	$
Subject to claims offsets, or defenses	$
60 days or more contractually past due	$
Otherwise ineligible	$
3) Total ineligibles:	$
4)Eligible Finance Receivables(Line 1 minus Line 3)	$
5)Less:
Unearned finance charges	$
Unearned insurance premiums and insurance commissions	$
6)Net Eligible Finance Receivables (Line 4 minus Line 5)	$
7)Borrowing Base (85% of Line 6)	$
8)Less: Outstanding Loans (Maximum: $483,000,000)	$
9)Less: Hedging Liability (Lenders and their Affiliates)	$
10 Excess Availability (Line 7 minus Lines 8 and 9)	$

Dated as of this ______ day of __________________.

World Acceptance Corporation

By
Name
Title

Exhibit F

World Acceptance Corporation
Compliance Certificate

To:	Wells Fargo Bank, National Association, as Administrative Agent under, and the Lenders parties to, the Credit Agreement described below

This Compliance Certificate is furnished to the Administrative Agent and the Lenders pursuant to that certain Amended and Restated Credit Agreement dated as of September 17, 2010, among us (as extended, renewed, amended or restated from time to time, the “Credit Agreement”).  Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

The Undersigned hereby certifies that:

1.    I am the duly elected ____________ of World Acceptance Corporation;

2.    I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

3.    The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or the occurrence of any event which constitutes a Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate, except as set forth below;

4.    The financial statements required by Section 8.5 of the Credit Agreement and being furnished to you concurrently with this Compliance Certificate are true, correct and complete as of the date and for the periods covered thereby; and

5.    The Schedule I hereto sets forth financial data and computations evidencing the Borrower’s compliance with certain covenants of the Credit Agreement, all of which data and computations are, to the best of my knowledge, true, complete and correct and have been made in accordance with the relevant Sections of the Credit Agreement.

Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ______ day of __________________ 20___.

World Acceptance Corporation

By
Name
Title

Schedule I
to Compliance Certificate

Compliance Calculations for
Amended and Restated Credit Agreement dated as of September 17, 2010

Calculations as of _____________, _______

A.  Section 8.7 Consolidated Net Worth

Consolidated Net Worth	$

Minimum Net Worth

A) Minimum at March 31, 2012		$275,000,000.00
B) Plus: 50% of Consolidated Net Income for quarters ending after March 31, 2012	$

Required Minimum	$

Excess	$

Borrower is in compliance (circle yes or no)	yes/no

B.  Section 8.8(a) Fixed Charge Coverage Ratio

Net Income Available for Fixed Charges

A) Consolidated Adjusted Net Income	$
a.     Gains and (losses) on the sale or other disposition of investments or fixed or capital assets, and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses
$
b. Proceeds of life insurance	$
c. Prior net earnings of Restricted Subsidiary	$
d. Prior net earnings of acquired corporations	$
e. Prior net earnings of merged corporations	$
f. Net earnings of Unrestricted Subsidiary or other business entity not received in cash	$
g. Net earnings of Restricted Subsidiary not available for dividends	$
h. Earnings from reappraisal, revaluation or write-up of assets	$
i. Deferred or other credits from excess equity over amount invested	$
j. Gains from acquired company securities	$
k. Reversal of contingency reserves	$
l. Insurance Subsidiary earnings > $500,000 not distributed	$

Consolidated Adjusted Net Income	$

B) Provision for income taxes	$

C) Fixed Charges	$
Rent	$
Interest Charges	$
Total Fixed Charges	$

Net Income Available for Fixed Charges	$

Fixed Charge Coverage Ratio (Must be at least 250.0%)		%

Borrower is in compliance (circle yes or no)	yes/no

C. Section 8.8(b) Loan Loss Reserves

Provision for loan losses – previous four quarters	$
Net Charge-offs – previous four quarters	$

Ratio of Provision to Net Charge-offs (Must be equal to or exceed 100%)		%

Borrower is in compliance (circle yes or no)	yes/no

D. Section 8.10 Limitations on Indebtedness

A) Consolidated Adjusted Net Worth

Total Shareholders’ Equity	$
Less:
Property & Equipment, net	$
Deferred Charges	$
Treasury Stock	$
Unamortized Discounts & Capitalized Expenses (Convertible Debt Fees)	$
Intangibles	$
Minority Interest	$
Direct loan origination costs (acct 1285)	$
Restricted Investments (investment in Mexico)	$
Excess Net Charge-offs
Net Charge-offs for previous 12 months	$
Allowance for Loan Losses	$
Surplus resulting from asset write-up	$
Sub Total	$

Consolidated Adjusted Net Worth	$

B) Total Debt
1. Senior Loans	$
2. Subordinated Debt	$
3. Other Indebtedness for Borrowed Money	$

Total Debt (sum of B1, B2, and B3)	$

C) Total Debt Limitation (sum of B1, B2, and B3 x 300%)	$
Line C must not be greater than Line A
Borrower is in compliance (circle yes or no)	yes/no

D) Subordinated Debt Limitation (sum of B2 and B3 x 100%)	$

Line D must not be greater than Line A
Borrower is in compliance (circle yes or no)	yes/no

Schedule 1.1

Commitments

Name of Lender	Commitments

Wells Fargo Bank, National Association	$150,000,000.00

Bank of Montreal	$90,000,000.00

Bank of America, N.A.	$75,000,000.00

Capital One, National Association	$60,000,000.00

TD Bank, NA	$43,000,000.00

Branch Banking and Trust Company	$15,000,000.00

Texas Capital Bank, National Association	$25,000,000.00

First Tennessee Bank National Association	$25,000,000.00

Total	$483,000,000.00